UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2010

CENTRA FINANCIAL HOLDINGS, INC.
 (Exact name of registrant as specified in its charter)

West Virginia	000-49699	55-0770610
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

990 Elmer Prince Drive, P.O.Box 656 Morgantown, WV	26507-0656
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (304) 598-2000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensation Arrangements of Certain Officers

On September 23, 2010, Centra Financial Holdings, Inc. modified the Employment Agreement with Chairman Leech regarding his continued employment as Chief Executive Officer. The amendment includes a general clawback provision in the spirit of federal directives for clawback provisions in employment agreements and provides that, in the event of a Change of Control for the five years succeeding the initial five-year term of the Agreement, Employee’s annual compensation shall be calculated as follows:

January 18, 2013–January 17, 2014	1.4 times all compensation
January 18, 2014–January 17, 2015	1.3 times all compensation
January 18, 2015–January 17, 2016	1.2 times all compensation,
January 18, 2016–January 17, 2017	1.1 times all compensation,
January 18, 2018 and Thereafter	1.0 times all compensation,

Item 9.01 Exhibits

Exhibit 10.54 Amendments to Employment Agreement of Douglas Leech dated September 23, 2010

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 23, 2010

Centra Financial Holdings, Inc.

By /s/ Darren K. Williams
Darren K Williams, Vice President and
Chief Financial Officer